UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 7, 2011

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center
Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2011, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (“Board”) of Ameriprise Financial, Inc. (“Company”) appointed Lon R. Greenberg as a new director of the Company, effective immediately. Mr. Greenberg was appointed as a Class I director, whose term will expire at the Company’s 2012 annual meeting of shareholders. Mr. Greenberg was not appointed to serve on the Board pursuant to any arrangement or understanding between Mr. Greenberg and any other persons, and there are no transactions between the Company and Mr. Greenberg or any of his immediate family members that require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Greenberg will participate in the Company’s outside director compensation program (“Compensation Program”), which Compensation Program is described in the Company’s proxy statement for the 2011 annual meeting of shareholders.  On June 7, 2011, the Board approved certain modifications to the Compensation Program, scheduled to take effect as of July 1, 2011.  These modifications include: (i) increasing the annual cash retainer for both the chairman of the Compensation and Benefits Committee and the chairman of the Nominating and Governance Committee from $10,000 to $15,000; and (ii) increasing each director’s annual grant value of deferred share units from $100,000 per year to $115,000 per year.  The latter modification will impact Mr. Greenberg’s compensation for his current capacity on the Board.  Mr. Greenberg’s annual grant of deferred share units for 2011 will be based on the amended value, prorated to reflect Mr. Greenberg’s service as director for the portion of an annual period measured from July 1, 2011 through the Company’s 2012 annual meeting of shareholders.

Mr. Greenberg, 60, has been chairman of the board of directors of UGI Corporation (“UGI”) since August 1996 and chief executive officer since August 1995. UGI is a distributor and marketer of energy products and services. Prior to joining UGI, Mr. Greenberg was an attorney with the law firm of Morgan, Lewis & Bockius LLP.  He also currently serves on the board of directors of Aqua America, Inc. and AmeriGas Propane, Inc. and is a member of the board of trustees of Temple University and the Temple University Health System.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: June 13, 2011	By	/s/ Thomas R. Moore
Thomas R. Moore
Vice President, Chief Governance Officer
and Corporate Secretary